REAFFIRMATION AGREEMENT

This REAFFIRMATION AGREEMENT, dated as of [______ __], 2014 (this “Agreement”), is made by and among Digital Ally, Inc., a Nevada corporation (the “Company”), Digital Ally International, Inc. (“DAII”), a Nevada corporation, and each other Subsidiary of the Company and DAII party hereto (together with the Company and DAII, each a “Transaction Party” and, collectively, the “Transaction Parties”), in favor of Hudson Bay Master Fund Ltd., in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Buyers (as defined below). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Existing Securities Purchase Agreement and the Existing Notes referred to below.

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of March 21, 2014 (as amended, restated or otherwise modified from time to time, including all schedules thereto, the “Existing Securities Purchase Agreement”), among the Company and each party listed as a “Buyer” on the Schedule of Buyers thereto (each an “Existing Buyer”, and collectively, the “Existing Buyers”), the Company sold, and the Existing Buyers purchased, certain Notes as defined therein (collectively, the “Existing Notes”);

WHEREAS, in connection with the Existing Securities Purchase Agreement, the Transaction Parties entered into certain Transaction Documents as defined therein, including but not limited to (a) the Pledge and Security Agreement, dated as of March 21, 2014 (as amended, restated or otherwise modified prior to the date hereof, including all schedules thereto, the “Existing Pledge and Security Agreement”), by the Transaction Parties in favor of the Collateral Agent, (b) the Guaranty, dated as of March 21, 2014 (as amended, restated or otherwise modified prior to the date hereof, including all schedules thereto, the “Existing Guaranty”), by DAII in favor of the Existing Buyers, (c) the Assignment for Security: Trademarks, dated on or about March 21, 2014 (as amended, restated or otherwise modified prior to the date hereof, including all schedules thereto) by the Company in favor of the Collateral Agent, (d) the Assignment for Security: Patents, dated on or about March 21, 2014 (as amended, restated or otherwise modified prior to the date hereof, including all schedules thereto) by the by the Company in favor of the Collateral Agent, and (e) the Deposit Account Control Agreement, dated as of March 18, 2014 (as amended, restated or otherwise modified prior to the date hereof, including all schedules thereto) by the Company in favor of the Collateral Agent.

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of August [25], 2014 (as amended, restated or otherwise modified from time to time, including all schedules thereto, the “Additional Securities Purchase Agreement”, and together with the Existing Securities Purchase Agreement, collectively, the “Securities Purchase Agreements”), among the Company and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (each an “Additional Buyer”, and collectively, the “Additional Buyers”, and together with the Existing Buyers, each a “Buyer”, and collectively, the “Buyers”), the Company agreed to sell, and the Additional Buyers agreed to purchase certain Notes as defined therein (collectively, the “Additional Notes”, and together with the Existing Notes, collectively, the “Notes”);

WHEREAS, in connection with the Additional Securities Purchase Agreement, the Company, DAII, the Buyers and the Collateral Agent have agreed, among other things, to amend and restate the Existing Security Agreement and the Existing Guaranty Agreement; and

WHEREAS, it is a condition precedent to the effectiveness of the Additional Securities Purchase Agreement that each Transaction Party shall have executed and delivered to the Collateral Agent this Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

1. Reaffirmation and Confirmation. The Transaction Parties hereby (a) acknowledge and reaffirm their respective obligations as set forth in each Transaction Document, (b) agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Transaction Document, which remain in full force and effect, and (c) confirm, ratify and reaffirm that the security interest granted to the Collateral Agent, for the benefit of the Buyers, pursuant to the Transaction Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the obligations under the Transaction Documents, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest subject to Permitted Liens in favor of the Collateral Agent, for the benefit of the Buyers, with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement, the Additional Securities Purchase Agreement, and the other Transaction Documents (as defined in the Additional Securities Purchase Agreement), in each case, entered into on or as of the date hereof. The Collateral Agent’s security interest in and to the Collateral of the Transaction Parties has attached and continues to attach to all such Collateral to the same extent that such security interest was attached immediately prior to the effectiveness of this Agreement, and no further act on the part of the Collateral Agent or the Transaction Parties is necessary to continue such security interest.

2. Agreement as a Transaction Document. The parties acknowledge and agree that this Agreement shall constitute a “Transaction Document” under the Securities Purchase Agreements and the other Transaction Documents as defined in the Securities Purchase Agreements.

3. General Provisions.

(a) Each of the Transaction Parties hereby (i) acknowledges and consents to this Agreement and (ii) confirms and agrees that each Transaction Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Transaction Parties under or arising from the Existing Securities Purchase Agreement or any other Transaction Document, all of which obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Buyer under the Existing Securities Purchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Existing Securities Purchase Agreement or any other Transaction Document.

(b) Representations and Warranties. Each Transaction Party further represents and warrants that (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action, (ii) it has duly executed and delivered this Agreement, and (iii) this Agreement is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings at law or in equity).

(c) Costs and Expenses. The Transaction Parties hereby jointly and severally agree to pay or reimburse Collateral Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, reasonable and documented attorneys fees and disbursements of one primary counsel, one local counsel in each reasonably necessary jurisdiction, and one or more additional counsel with respect to any conflicts of interest which may arise.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(e) CHOICE OF LAW. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f) JURY TRIAL WAIVER. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES HERETO REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) Further Assurances, etc. Each Transaction Party agrees that, from time to time at its own expense, such Transaction Party will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to (i) perfect, preserve and protect any security interest granted or purported to be granted by the Existing Security Agreement and the other Transaction Documents in the Collateral, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies thereunder with respect to any Collateral or (iii) otherwise effect the purposes of this Agreement or any of the Transaction Documents.

(h) Transaction Party Release. Each Transaction Party hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against the Collateral Agent and any Buyer (or any of the directors, officers, employees, agents, Affiliates (solely with respect to any claim or cause of action against such Affiliate in connection with or arising under any of the Transaction Documents), related funds or attorneys of the foregoing) and (ii) the Collateral Agent and each Buyer has heretofore properly performed and satisfied in a timely manner all of its obligations to the Transaction Parties, and all of their Subsidiaries and Affiliates. The Collateral Agent and each Buyer wishes (and the Transaction Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. For and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Transaction Parties (the “Releasors”) unconditionally and irrevocably release, waive and forever discharge the Collateral Agent and each Buyer, together with their respective successors, assigns, subsidiaries, Affiliates (solely with respect to any Liabilities of, or any Claims, against such Affiliate in connection with or arising under any of the Transaction Documents), related funds, agents and attorneys (collectively, the “Released Parties”), from: (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them (“Liabilities”) and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), which the Releasors or any of them might otherwise have against the Released Parties or any of them (“Claims”), in either case (x) or (y), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind which existed, arose or occurred at any time from the beginning of time to the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

TRANSACTION PARTIES:

DIGITAL ALLY, INC.,
a Nevada corporation

By:
Name:
Title:

Digital Ally International, Inc., a Nevada corporation

By:
Name:
Title:

Reaffirmation Agreement

Acknowledged and Agreed:

Hudson Bay Master Fund Ltd., as Collateral Agent

By:
Name:
Title:

Reaffirmation Agreement